Exhibit 99.1

NEW HIGH-GRADE GOLD DISCOVERY AT EL GALLO COMPLEX

Core Holes: 29.5 gpt Gold over 2.0 m & 37.2 gpt Gold over 1.1 m

Surface Trench: 112.9 gpt Gold over 1.7 m, within 20.9 gpt Gold over 12.7 m

TORONTO, ONTARIO - (April 2, 2013) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce a new gold discovery, called Twin Domes, within its 100% owned El Gallo Complex, Sinaloa, Mexico. The high gold grades encountered are reminiscent of historical mining grades that occurred throughout the El Gallo Complex between 1800-1950, where approximately 180,000 ounces of gold at 20 gpt were mined (1). Over the next two weeks, McEwen Mining will be releasing new drill results from several additional areas within the El Gallo Complex.

Table 1. Twin Domes Exploration Highlights

	From (m)	To (m)	Thickness (m)	Gold Grade (GPT)
TDX003	24.4	29.0	4.6	9.8
Including	26.7	27.8	1.1	37.2

TDX004	22.8	24.2	1.4	8.5
Including	23.7	24.2	0.5	15.5
And	27.0	27.5	0.5	12.1

TDX008	41.4	51.0	9.7	8.8
Including	47.3	49.2	2.0	29.5

TDT001	20.0	32.7	12.7	20.9
Including	27.9	29.6	1.7	112.9

TDT003	14.0	16.0	2.0	7.1

TDX = Core Drill Hole
TDT = Surface Trench

“The historical record of high-grade in this region has always intrigued me (1).  Due to my involvement in Goldcorp’s Red Lake discovery, which became the richest gold mine in the world, I have witnessed the power that high-grade can have on a Company’s profitability. For me, exploration is the vital R&D of the mining industry. While the probability of making a major discovery is low, the wonderful aspect of the mining industry is the possibility of making a discovery, which is real, and often comes from an area where it is least expected. McEwen Mining’s exploration team has been actively exploring the Company’s large land position (+500,000 acres) around El Gallo. We are very encouraged by our recent exploration results. Additional drill results for areas outside of our Twin Domes discovery will be released over the next two weeks,” stated Rob McEwen, Chief Owner.

(1) Pincock, Allen & Holt NI 43-101 Technical Report, Magistral Gold Mine, 2006

Twin Domes is located approximately 14 kilometers (8.5 miles) west of El Gallo 1 and 2 (Fig. 1). Although there is minor evidence of small-scale mining, the majority of the discovery area is covered by agricultural land (Fig. 2 & 3). Twin Domes was identified as a prospective target based on previous exploration that was completed by a predecessor company. High-grade gold mineralization has been identified from surface to a depth of 50 meters. The known length (or strike) of the high-grade is approximately 375 meters. Both core drilling and surface trenches were used to target the mineralization.

Currently 10 trenches are being completed over the length of the mineralization in order to gain a better understanding of 1) the nature of the high-grade, 2) the geology and 3) the orientation of the veins. This work, including final assays, is expected to be completed by the end of April. A core drill program is being planned in order to target the mineralization below 50 meters, which is the current limit of the known mineralization. In addition, McEwen Mining has completed an aeromagnetic survey over the discovery, which will be reassessed based on the new results.

Historical Mining in the Area

The nearby city of Mocorito was built on the back of mining, beginning with the Palmarito Mineral district (now owned by McEwen Mining) in mid 1500’s. Gold mining in the Magistral area (El Gallo Phase 1) began in the late 1800’s, with production continuing sporadically until the 1950’s. Mining was focused on narrow, high-grade quartz veins, locally present in the structural zones. Historic production from the Magistral mill has been estimated at 180,000 ounces of gold at a grade of 20 gpt. In addition, there were several small, high-grade mines, which operated until the late 1990’s. These mines closed when the local government-owned mill was shut down due to low precious metal prices. The majority of these past mines are now owned by McEwen Mining and form part of the El Gallo Complex.

About El Gallo

The El Gallo Complex is located in Sinaloa State, Mexico. Phase 1 construction was completed in September and the mine is now producing gold and is expected to average 30,000 ounces of gold per year. Phase 2, where a feasibility study was recently completed, is forecasted to add an additional 5,200,000 ounces of silver (105,000 ounces of gold equivalent) once in production. Combined, both phases are scheduled to produce approximately 135,000 ounces of gold equivalent.

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by 2015 by creating a high growth gold producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo complex in Sinaloa, Mexico; the Gold Bar project in Nevada, US; the Los Azules project in San Juan, Argentina and a large portfolio of exploration properties in Argentina, Mexico and Nevada.

McEwen Mining has 296,024,859 shares issued and outstanding. Rob McEwen, Chairman, President and Chief Owner, owns 25% of the shares of the Company (assuming all outstanding Exchangeable Shares are exchanged for an equivalent amount of Common Shares). As of December 31, 2012, McEwen Mining had cash and liquid assets of approximately US$79 million and is debt free.

TECHNICAL INFORMATION:

This news release has been reviewed and approved by John Read, CPG, McEwen Mining’s consulting geologist, who is a Qualified Person as defined by National Instrument 43-101 and is responsible for program design and quality control of exploration undertaken by the Company at its Mexican exploration properties. Samples from the core drilling were split on-site at the Company’s El Gallo Complex. One half of the split drill core is shipped to ALS Chemex for sample preparation and analysis by fire assay for gold and 4-acid digestion with ICP determination for silver. Samples returning greater than 10 ppm gold or 1500 ppm silver were re-analyzed using gravimetric fire assay. Standards and blanks were inserted every 20 samples. All holes were drilled with HQ bits and reduced to NTW where required. Samples were taken based on lithologic and/or mineralized intervals and vary in length. Trenches were constructed by back-hoe and the walls were channeled sampled in continuous intervals. Samples were analyzed by ALS Chemex using the same methods as for drill core samples. The true width of the mineral zones has not been determined. For additional information see the technical report titled “El Gallo Complex Phase II Project, NI 43-101 Technical Report Feasibility Study, Mocorito Municipality, Sinaloa, Mexico” with an effective date of September 10, 2012, prepared by M3 Engineering along with a team of associates (the “Phase II Report”). The Phase II Report is available under the Corporation’s profile on SEDAR (www.sedar.com). The authors of the Phase 2 Report, Stan Timler - M3 Engineering, Mike Hester - Independent Mining Consultants (Reserves), Dawn Garcia - SRK Consulting (Environmental), Richard Kehmeier and Brian Hartman - Pincock Allen & Holt (El Gallo Deposit Resource), John Read - McEwen Mining consultant (Palmarito Insitu, Historic Waste Dumps and Historic tailings Resource), all of whom are qualified persons and all of whom but John Read are independent of McEwen Mining, each as defined by NI 43-101.

CAUTIONARY NOTE TO US INVESTORS

McEwen Mining prepares its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Jenya Meshcheryakova	Mailing Address
Investor Relations	181 Bay Street Suite 4750
Tel: (647) 258-0395 ext 410	Toronto, ON M5J 2T3
Toll Free: (866) 441-0690	PO box 792
Fax: (647) 258-0408	E-mail: info@mcewenmining.com

Facebook: facebook.com/mcewenrob
Twitter: twitter.com/mcewenmining
Store: mcewenmining.com/store

Table 2. All Holes From Twin Domes (Located in El Gallo Complex)

Hole	From (m)	To (m)	Thickness (m)	Gold Grade (GPT)	Dip (Degrees)	Azimuth (Degrees)	Easting (UTM)	Northing (UTM)
TDX001	30.9	31.4	0.5	3.4	-45	240	198991	2839118

TDX002	—	—	—	—	-45	240	199011	2839093

TDX003	24.4	29.0	4.6	9.8	-41	240	199000	2839105
Including	26.7	27.8	1.1	37.2

TDX004	22.8	34.1	11.3	2.8	-41	235	198999	2839075
Including	22.8	24.2	1.4	8.5
Including	23.7	24.2	0.5	15.5
Including	27.0	27.5	0.5	12.1

TDX005	18.0	18.6	0.6	1.1	-45	235	199020	2839086

TDX006	—	—	—	—	-45	235	198994	2839050

TDX007	—	—	—	—	-45	240	199015	2839123

TDX008	41.4	51.0	9.7	8.8	-45	55	198998	2838998
Including	47.3	49.2	2.0	29.5

Table 3. All Trenches From Twin Domes (Located in El Gallo Complex)

Hole	From (m)	To (m)	Thickness (m)	Gold Grade (GPT)	Easting (UTM)	Northing (UTM)
TDT001	20.0	32.7	12.7	20.9	198976	2839092
Including	27.9	29.6	1.7	112.9

TDT002	4.0	17.6	13.6	0.3	198978	2839060

TDT003	14.0	16.0	2.0	7.1	199021	2839015

McEWEN MINING **Location of New Twin Domes Discovery Inside El Gallo Complex**

Figure 1
April 2013

180000
190000
200000
210000
220000
230000
240000
250000
2880000
2870000
2860000
2850000
2840000
2830000
N
0 3 6
Miles
0 5 10
Km
Legend
McEwen Mining Claims
Mineralized Veins
Process Facility
Proposed Process Facility
El Gallo Phase 2
(Proposed Mill Site)
New Twin Domes Discovery
El Gallo Phase 1 Mine
(Heap Leach)

Figure 2
April 2013

McEwen Mining Twin Domes: Core Hole and Surface Trench Locations

198800
199000
2839200
2839000
El Gallo Phase 2
(Proposed Mill Site)
New Twin Domes Discovery
El Gallo Phase 1 Mine
(Heap Leach)
0 5 10
Km
N
0 3 6
Miles
TDX-001
TDX-007
TDX-002
TDX-003
TDX-005
TDT-001
TDX-004
TDT-002
TDX-006
TDT-003
TDX-008
Legend
Trenches
Core Holes
TDX-001 = Hole ID
0 50 100
Meters
N
0 125 250
Feet

McEWEN MINING

Twin Domes Surface Trench: Buried Exploration Target

Figure 3
April 2013